MERRIMAC INDUSTRIES, INC.

                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

Section 1. Purpose

     The purpose of the Merrimac Industries, Inc. Stock Option Plan for Non-Employee Directors is to enable Merrimac Industries, Inc. to provide its Non-Employee Directors (as defined below) with options to purchase shares of the common stock of Merrimac Industries, Inc. and thereby to attract and retain non-employee directors of exceptional ability and to enable the non-employee directors to participate in the long-term growth of the Company by providing for or increasing the proprietary interests of such persons in the Company, thereby assisting the Company to achieve its long-range goals.

Section 2. Definitions

As used in the Plan:
               "Act" means the Securities Exchange Act of 1934, as amended.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time.

               "Board" means the Board of Directors of the Company.

     "Closing Price" means the closing price of a share of Common Stock on the American Stock Exchange or, if not listed on such exchange, on any other national exchange on which the Common Stock is listed or on NASDAQ.

                  "Committee" means the entire Board.

     "Company" means Merrimac Industries, Inc. and any present or future parent or subsidiary corporations (as defined in Section 424 of the Code) or any successor to such corporations.

     "Common Stock" or "Stock" means the Common Stock, $.50 par value, of the Company.

     "Fair Market Value" means, with respect to Common Stock, the fair market value as determined by the Committee in good faith or in the manner established by the Committee from time to time; provided, however, that so long as the Common Stock is listed on the American Stock Exchange, the Fair Market Value of Common Stock subject to an Option shall be equal to the Closing Price on the date the Option is granted.

     "Non-Employee Director" means a director of the Company who is not at the time of receipt of options to purchase shares of Common Stock pursuant to the Plan a full-time employee of the Company or any subsidiary thereof.

     "Non-Qualified Stock Option" means an option to purchase shares of Common Stock granted to a Non-employee Director under the Plan which is not intended to meet the requirements by Section 422 of the Code or any successor provision.

     "Option" means a Non-Qualified Stock Option.

     "Plan" means the Merrimac Industries, Inc. Non-Employee Director Stock Option Plan.

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Section 3. Administration

     (a) The Plan shall be administered by the Committee. Among other things, the Committee shall have the power and authority, subject to the terms of the Plan, to administer, construe and interpret the Plan.

     (b) Subject to the provisions of Section 7(a), the Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable and to decide all disputes arising in connection with the Plan. The Committee's decision and interpretations shall be final and binding. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

     (c) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. The Committee shall keep minutes of its actions under the Plan.


Section 4. Eligibility

     All Non-Employee Directors of the Company shall participate in the Plan.


Section 5. Shares of Stock Available for Options

     Options may be granted under the Plan for up to 50,000 shares of Common Stock. If any Option in respect of shares of Common Stock expires or is terminated before exercise or is forfeited for any reason, the shares of Common Stock subject to such Option, to the extent of such expiration, termination or forfeiture, shall not be available for any future grant under the Plan. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

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Section 6.    Nondiscretionary Grants of Options to Non-Employee Directors

     (a) On the date of adoption of the Plan by the Board, the Chairman of the Board shall receive the grant of a Non-Qualified Stock Option to purchase 20,000 shares of Common Stock and each other current Non-Employee Director shall receive the grant of a Non-Qualified Stock Option to purchase 15,000 shares of Common Stock.

     Options granted to Non-Employee Directors shall be immediately exercisable. The number and nature of Shares subject to any Option held by a Non-Employee Director shall be subject to adjustment only to the extent set forth in Section 6(f).

     (b) The term of each Option  granted a  Non-Employee  Director shall be ten
(10) years from its date of grant, unless sooner terminated or extended in accordance with Section 6(e).

     (c) The purchase price of the Shares subject to each Option granted to a Non-Employee Director shall be the Closing Price on the date the Option is granted.

     (d) Unless permitted by the Committee in the applicable award agreement, no Options shall be transferable by a Non-Employee Director.


     (e) If a Non-Employee Director dies while serving as a Director, such Non-Employee Director's Options shall be exercisable by either his or her executor or administrator or, if not so exercised, by the legatees or the distributees of his or her estate, only during the twelve (12) months following his or her death.

     If a  Non-Employee  Director's  membership on the Board  terminates for any
reason  other  than  death,  such  Non-Employee   Director's  Options  shall  be
exercisable only during the three (3) months following the date of termination.


     (f) In the event of a stock dividend, stock split or combination of shares of Common Stock, recapitalization or other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, appropriate and proportionate adjustment shall be made in the number, kind and per share exercise price of shares subject to Options then outstanding and to be granted to Non-Employee Directors under this Section 6.

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Section 7. General  Provisions  Applicable to Options

     (a) Each Option under the Plan shall be evidenced by a writing signed by the Company and the Non-Employee Director specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.


     (b) If, and to the extent, Federal income tax withholding (and state and local income tax withholding, if applicable) may be required by the Company in respect of taxes on income realized by the Non-Employee Director upon or after exercise of the Option or upon disposition of the shares acquired thereby, such income tax withholding may be paid by the Non-Employee Director in (1) cash or
(2) by electing either (i) to have the Company withhold a portion of the shares of Common Stock otherwise issuable upon exercise of the Option or (ii) to deliver other shares owned by the Non-Employee Director, in either case having a Fair Market Value (on the date that the amount of tax elected to be withheld is to be determined) of the amount to be withheld. The Company has no obligation to issue any shares of Common Stock upon exercise of an Option until any required taxes have been satisfied.


     (c) Upon exercise of an Option, the Non-Employee Director shall deliver to the Company an amount equal to the purchase price of the Shares with respect to which the Option is being exercised times the number of shares subject to the Option being exercised. Such payment may be made in accordance with procedures established by the Committee.

Section 8.  Miscellaneous

     (a) Nothing contained herein shall be deemed to create the right in any Non-Employee Director to remain a member of the Board of Directors of the Company, to be nominated for re-election or to be re-elected as such or, after ceasing to be such a member, to receive any Options under the Plan to which he or she is not already entitled.


     (b) The Options granted hereunder shall be in addition to any other fees to which a Non-Employee Director may be entitled.

     (c) Subject to the provisions of the applicable Option, no Non-Employee Director shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof.

     (d) Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or State securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

     (e) No member of the Board of Directors or the Committee shall be liable for any action or determination taken or granted in good faith with respect to this Plan nor shall any member of the Board of Directors or the Committee be liable for any agreement issued pursuant to this Plan or any grants under it. Each member of the Board of Directors and the Committee shall be indemnified by the Company against any losses incurred in such administration of the Plan, unless his action constitutes serious and willful misconduct.

     (f) The Plan shall be effective on the date of adoption by the Board.


     (g) The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that it shall have no power to change the terms of any award theretofore granted under the Plan so as to impair the rights of a Non-Employee Director without the consent of the Non-Employee Director whose rights would be affected by such change except to the extent, if any, provided in the Plan or in the award.

     (h) To the extent that State laws shall not have been preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the other laws of the State of New Jersey.

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